For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release.	(405) 372-2230

Southwest Bancorp 3rd Quarter Net Income Up 14%; Nine Months Net Up 19%

     October 19, 2006, Stillwater, Oklahoma …… Southwest Bancorp, Inc. (Nasdaq National Market–OKSB), (“Southwest”), today reported net income for the third quarter of 2006 of $6.6 million, a 14% increase from the $5.8 million reported for the third quarter of 2005. Diluted earnings per share were $0.46 compared to $0.41 per share for the 2005 period, an increase of 12%. Net income for the first nine months of 2006 was $19.5 million, a 19% increase from the $16.4 million reported for the first nine months of 2005. Diluted earnings per share were $1.35 compared to $1.24 per share for the 2005 period, an increase of 9%.

     Rick Green, President and Chief Executive Officer, stated, “Our net income growth was driven by continued portfolio loan growth, particularly from our Texas and Kansas operations. This loan growth more than offset the expected decreases in student lending, and helped produce higher net interest margins for the quarter and nine months. At September 30, our Texas and Kansas operations accounted for almost $652 million, (42%) of total portfolio loans.”

     “We continue to pursue our long-range strategies for growth and market expansion. In late July we completed an acquisition that gives us two additional San Antonio area branches in our network: one office strategically located in the Medical Hill area of San Antonio and highly accessible for healthcare and commercial real estate loan production, and another banking office well positioned to access stable deposit relationships in McMullen County, an area populated with significant property and mineral rights owners. This acquisition, while not material to the overall balance sheet, added $13.0 million in loans and $32.5 million in deposits. Our San Antonio Division has attracted several key executives to join the company, all with significant knowledge of the San Antonio market and experience in excess of 15 years per executive. We also have added key banking executives in our other Texas markets of Houston, Dallas, and Austin. The addition of these seasoned bankers, deeply experienced in their respective markets, has measurably enhanced our market acceptance and loan pipeline. In addition, we continue to succeed in attracting seasoned banking professionals in Oklahoma and Kansas with experience in their respective markets.

Highlights

•	Third quarter net income:	$6.6 million; a 14% increase from third quarter 2005
•	Year-to-date net income:	$19.5 million; a 19% increase from the first nine months of 2005
•	Portfolio loans:	$1.5 billion, a 14% increase from year-end 2005 and a 17% increase from September 30, 2005.
•	Return on average equity:	13.94% for the third quarter 2006
14.33% for the first nine months of 2006
•	GAAP-based efficiency ratio:	50.30% for the third quarter 2006
50.41% for the first nine months of 2006

(Please see Financial Tables 1 through 7 for additional financial information.)

NASDAQ: OKSB
Southwest Bancorp 3rd Quarter Net Income Up 14%; Nine Months Net Up 19%

Results of Operations

     The $832,000, or 14%, increase in quarterly net income was the result of a $2.3 million (11%) increase in net interest income, and a $1.1 million (27%) decrease in provision for loan losses, offset in part by a $632,000 (14%) decrease in noninterest income, a $1.2 million (9%) increase in noninterest expense and a $790,000 (24%) increase in income taxes. The $2.3 million increase in net interest income for the quarter was primarily the result of increased loan yields and a $95 million increase in average loan volume, offset in part by higher rates on interest bearing deposits. Although the provision for loan losses decreased, the allowance for loan losses increased to 1.56% of total loans at quarter end, up from 1.37% at year end and 1.29% at September 30, 2005. The decrease in other income was mainly the result of substantially lower gains on the sale of student loans. The quarterly efficiency ratio remained at a favorable 50% level.

     The $3.1 million, or 19% increase in net income for the first nine months was the result of a $5.4 million (9%) increase in net interest income and a $2.4 million (21%) decrease in the provision for loan losses, offset in part by a slight decrease in noninterest income, a $2.3 million (6%) increase in noninterest expense and a $2.4 million (25%) increase in income taxes.

Financial Condition

     At September 30, 2006, total assets were $2.2 billion, a $58.1 million increase from year-end 2005. Shareholders’ equity at September 30, 2006 totaled $191.2 million, a $20.8 million, or 12%, increase from December 31, 2005. Core deposits grew by $44.8 million, or 3%, in the first three quarters.

     Portfolio loans increased by $189.3 million, or 14%, during the first nine months of 2006. Portfolio loans exclude loans held for sale. Southwest’s growth in portfolio loans more than offset the expected reduction in loans held for sale, almost all of which are student loans.

     Southwest’s Texas and Kansas offices were responsible for $133.6 million (over 70%) of the first three quarter’s growth in total portfolio loans. At September 30, 2006, Southwest’s seven Texas and two Kansas offices accounted for $652.3 million in loans, or 42% of total portfolio loans, up from 38% at year-end 2005. Southwest expects to open additional offices in Texas in the months ahead. The timing of new office openings in these targeted markets depends primarily on executive staffing.

     We previously reported expected decreases in student lending volumes. Consistent with our earlier disclosures, student lending balances have decreased from year-end 2005 and are expected to continue to decrease.

     At September 30, 2006, the allowance for loan losses was $28.1 million, an increase of $4.3 million, or 18%, from the allowance for loan losses at year-end 2005. This change is due to increased allowances on impaired loans and potential problem loans, and growth in performing commercial and commercial real estate loans, offset in part by reductions in the allowance related to a decrease in the loss ratio applied to performing commercial loans. At September 30, 2006, the allowance for loan losses was 1.56% of total loans, compared to 1.37% at year-end 2005. The unallocated allowance at September 30, 2006 was $2.3 million, or 8% of the total allowance. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. Changes in the amount of the allowance resulted from the application of that methodology, which is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.

     At September 30, 2006, the reserve for unfunded loan commitments was $1.6 million, a reduction of $300,000, or 18%, from year-end 2005, due to a substantial decrease in the reserve on commitments related to potential problem loans, partially offset by an increase in the reserve on other loan commitments based on growth.

     Other real estate at September 30, 2006, was $1.9 million, a reduction of $5.3 million from year-end 2005. Total nonperforming assets at September 30, 2006, were $32.9 million, a decrease of $2.2 million, or 7%, from year-end 2005.

     Nonaccrual loans totaled $23.9 million at September 30, 2006, compared to $22.1 million at December 31, 2005. Total nonperforming loans of $31.0 million increased $7.4 million, or 31%, from year-end 2005, and represented 1.72% of total loans, compared to 1.36% of total loans at year-end 2005. At September 30, 2006, $1.8 million, or 6%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.

NASDAQ: OKSB
Southwest Bancorp 3rd Quarter Net Income Up 14%; Nine Months Net Up 19%

     Performing loans considered potential problem loans, loans which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms amounted to approximately $67.2 million at September 30, 2006, compared to $62.2 million at December 31, 2005, an 8% increase. This increase was primarily the result of one credit, currently performing, which is being closely monitored by management.

Southwest Bancorp and Subsidiaries

     Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company (“Stillwater National”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Kansas City and Wichita, Kansas and on the Internet, through SNB DirectBanker®.

     Southwest focuses on converting its strategic vision into long-term shareholder value. This vision includes long-term goals for increasing earnings and banking assets from operations in Oklahoma, Texas, and Kansas that specialize in serving medical, professional, business, and commercial real estate customers and from more traditional banking operations, including community banking and student lending. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.

     Southwest was organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At September 30, 2006, Southwest had total assets of $2.2 billion, deposits of $1.7 billion, and shareholders’ equity of $191.2 million. Southwest became a public company in late 1993 with assets of approximately $434.0 million. Southwest’s growth to date has been accomplished without significant banking acquisitions.

     Southwest’s banking philosophy is to provide a high level of customer service, a wide range of financial services, and products responsive to customer needs with a focus on serving healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. This philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and which complement more traditional banking products. Southwest seeks to build close relationships with businesses, professionals and their principals, and to service their evolving banking needs throughout their business development and professional lives.

     Southwest has developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox” and deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.

     Southwest’s two management consulting subsidiaries complement its banking services and help differentiate Southwest from competitors. Healthcare Strategic Support, Inc. provides management consulting services for physicians, hospitals, and healthcare groups. Business Consulting Group, Inc. provides marketing, strategic, logistics, and operations consulting for both small and large commercial enterprises.

     Southwest’s common stock is traded on the NASDAQ National Market under the symbol OKSB.

Forward-Looking Statements

     This Press Release includes forward-looking statements, such as: statements of Southwest's goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest's ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate its future results.

NASDAQ: OKSB
Southwest Bancorp 3rd Quarter Net Income Up 14%; Nine Months Net Up 19%

Financial Tables

Financial Highlights	Table 1

Consolidated Statements of Financial Condition	Table 2

Consolidated Statements of Operations	Table 3

Average Balances, Yields, and Rates-Quarterly	Table 4

Average Balances, Yields, and Rates-Year-to-date	Table 5

Summary Financial Data by Quarter-2006 and 2005	Table 6

Supplemental Analytical Data by Quarter-2006 and 2005	Table 7

Back to Contents

SOUTHWEST BANCORP, INC.	Table 1
FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Third Quarter			Second Quarter

QUARTERLY HIGHLIGHTS			%
	2006	2005	Change	2006	Change

Operations
Net interest income	$23,696	$21,393	11%	$22,861	4%
Provision for loan losses	3,006	4,142	(27)	3,316	(9)
Other income	3,959	4,591	(14)	4,505	(12)
Other expense	13,910	12,725	9	13,852	0
Income before taxes	10,739	9,117	18	10,198	5
Taxes on income	4,100	3,310	24	3,572	15
Net income	6,639	5,807	14	6,626	0
Diluted earnings per share	0.46	0.41	12	0.45	2
Balance Sheet
Total assets	2,157,738	2,107,254	2	2,188,102	(1)
Loans held for sale	257,689	381,597	(32)	318,477	(19)
Portfolio loans	1,541,738	1,319,222	17	1,457,705	6
Total deposits	1,740,564	1,684,905	3	1,764,774	(1)
Total shareholders' equity	191,231	166,467	15	182,700	5
Book value per share	13.44	11.92	13	12.89	4
Key Ratios
Net interest margin	4.47%	4.24%		4.36%
Efficiency ratio (GAAP-based)	50.30	48.97		50.62
Allowance to total loans	1.56	1.29		1.48
Nonperforming loans to total loans	1.72	1.64		1.49
Shareholders' equity to total assets	8.86	7.90		8.35
Return on average assets	1.20	1.10		1.21
Return on average equity	13.94	13.81		14.59

YEAR-TO-DATE HIGHLIGHTS	First Nine Months

	2006	2005	% Change

Operations
Net interest income	$68,799	$63,377	9%
Provision for loan losses	8,998	11,437	(21)
Other income	12,432	12,489	(0)
Other expense	40,952	38,653	6
Income before taxes	31,281	25,776	21
Taxes on income	11,737	9,354	25
Net income	19,544	16,422	19
Diluted earnings per share	1.35	1.24	9
Balance Sheet
Total assets	2,157,738	2,107,254	2
Loans held for sale	257,689	381,597	(32)
Portfolio loans	1,541,738	1,319,222	17
Total deposits	1,740,564	1,684,905	3
Total shareholders' equity	191,231	166,467	15
Book value per share	13.44	11.92	13
Key Ratios
Net interest margin	4.39%	4.31%
Efficiency ratio (GAAP-based)	50.41	50.95
Allowance to total loans	1.56	1.29
Nonperforming loans to total loans	1.72	1.64
Shareholders' equity to total assets	8.86	7.90
Return on average assets	1.19	1.07
Return on average equity	14.33	15.03

Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	September 30, 2006	December 31, 2005	September 30, 2005

Assets
Cash and due from banks	$41,024	$50,277	$38,881
Federal funds sold	—	—	48,500

Cash and cash equivalents	41,024	50,277	87,381
Investment securities:
Held to maturity. Fair value: $1,619 $1,530 $1,214	1,629	1,538	1,223
Available for sale. Amortized cost: $259,775 $262,180 $257,646	256,006	256,751	253,069
Federal Reserve and FHLB Stock, at cost	12,183	9,804	13,920
Loans held for sale	257,689	383,447	381,597

Loans receivable	1,541,738	1,352,433	1,319,222
Less: Allowance for loan losses	(28,064)	(23,812)	(21,920)

Net loans receivable	1,513,674	1,328,621	1,297,302
Accrued interest receivable	21,377	14,382	14,476
Premises and equipment, net	22,307	20,584	20,492
Other real estate owned	1,878	7,130	9,610
Goodwill	1,098	194	194
Other Intangible assets	3,069	1,407	1,374
Other assets	25,804	25,504	26,616

Total assets	$2,157,738	$2,099,639	$2,107,254

Liabilities and shareholders' equity
Deposits:
Noninterest-bearing demand	$245,335	$224,555	$229,462
Interest-bearing demand	58,037	49,235	49,927
Money market accounts	358,812	402,709	410,789
Savings accounts	10,931	8,765	8,789
Time deposits of $100,000 or more	646,849	608,989	640,503
Other time deposits	420,600	363,567	345,435

Total deposits	1,740,564	1,657,820	1,684,905
Accrued interest payable	11,480	8,953	8,086
Income tax payable	552	288	1,595
Other liabilities	9,778	11,233	9,237
Other borrowings	157,740	204,508	190,571
Subordinated debentures	46,393	46,393	46,393

Total liabilities	1,966,507	1,929,195	1,940,787

Shareholders' equity
Common stock – $1 par value; 20,000,000 shares
authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	45,756	45,672	45,724
Retained earnings	140,918	124,882	121,342
Accumulated other comprehensive loss	(2,309)	(3,325)	(2,803)
Treasury stock, at cost, 433,308 636,125 693,364 shares	(7,792)	(11,443)	(12,454)

Total shareholders' equity	191,231	170,444	166,467

Total liabilities and shareholders' equity	$2,157,738	$2,099,639	$2,107,254

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months ended September 30,		For the nine months ended September 30,

	2006	2005	2006	2005

Interest income
Loans	$41,074	$32,429	$116,839	$93,457
Investment securities	2,686	2,488	8,061	6,613
Other interest-earning assets	57	31	137	69

Total interest income	43,817	34,948	125,037	100,139

Interest expense
Interest-bearing deposits	16,848	10,850	45,985	28,455
Other borrowings	2,281	1,904	7,445	5,026
Subordinated debentures	992	801	2,808	3,281

Total interest expense	20,121	13,555	56,238	36,762

Net interest income	23,696	21,393	68,799	63,377

Provision for loan losses	3,006	4,142	8,998	11,437

Other income
Service charges and fees	2,872	2,894	8,655	8,157
Gain on sales of loans	616	1,333	2,561	3,102
Gain (loss) on investment securities	60	—	(274)	—
Other noninterest income	411	364	1,490	1,230

Total other income	3,959	4,591	12,432	12,489

Other expense
Salaries and employee benefits	7,477	6,173	22,505	18,724
Occupancy	2,520	2,704	7,517	7,388
FDIC and other insurance	128	124	379	360
Other real estate, net	122	230	256	770
General and administrative	3,663	3,494	10,295	11,411

Total other expenses	13,910	12,725	40,952	38,653

Income before taxes	10,739	9,117	31,281	25,776
Taxes on income	4,100	3,310	11,737	9,354

Net income	$6,639	$5,807	$19,544	$16,422

Basic earnings per common share	$0.47	$0.41	$1.38	$1.27
Diluted earnings per common share	0.46	0.41	1.35	1.24
Cash dividends declared per share	0.0825	0.075	0.2475	0.225

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended September 30,

	2006			2005

	Balance Average	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate

Assets
Loans	$1,827,417	$41,074	8.92%	$1,732,734	$32,429	7.43%
Investment securities	269,135	2,686	3.96	263,868	2,488	3.74
Other interest-earning assets	4,300	57	5.26	3,535	31	3.48

Total interest-earning assets	2,100,852	43,817	8.27	2,000,137	34,948	6.93

Other assets	92,155			93,258

Total assets	$2,193,007			$2,093,395

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$58,885	$79	0.53%	$53,187	$57	0.43%
Money market accounts	370,564	4,066	4.35	395,668	2,914	2.92
Savings accounts	10,194	19	0.74	8,513	6	0.28
Time deposits	1,077,852	12,684	4.67	977,272	7,873	3.20

Total interest-bearing deposits	1,517,495	16,848	4.40	1,434,640	10,850	3.00
Other borrowings	186,043	2,281	4.86	209,475	1,904	3.61
Subordinated debentures	46,393	992	8.55	46,393	801	6.76

Total interest-bearing liabilities	1,749,931	20,121	4.56	1,690,508	13,555	3.18

Noninterest-bearing demand deposits	231,280			217,812
Other liabilities	22,841			18,239
Shareholders’ equity	188,955			166,836

Total liabilities and shareholders’ equity	$2,193,007			$2,093,395

Net interest income and spread		$23,696	3.71%		$21,393	3.75%

Net interest margin (1)			4.47%			4.24%

Average interest-earning assets
to average interest-bearing liabilities	120.05%			118.32%

(1) Net interest margin = annualized net interest income / average interest-earning assets

Back to Contents

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the nine months ended September 30,

	2006			2005

	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate

Assets
Loans	$1,820,764	$116,839	8.58%	$1,724,208	$93,457	7.25%
Investment securities	270,531	8,061	3.98	237,543	6,613	3.72
Other interest-earning assets	3,765	137	4.87	3,165	69	2.91

Total interest-earning assets	2,095,060	125,037	7.98	1,964,916	100,139	6.81

Other assets	92,258			90,535

Total assets	$2,187,318			$2,055,451

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$57,439	$220	0.51%	$61,334	$222	0.48%
Money market accounts	391,580	12,041	4.11	384,637	7,201	2.50
Savings accounts	9,356	30	0.43	8,525	16	0.25
Time deposits	1,039,490	33,694	4.33	973,103	21,016	2.89

Total interest-bearing deposits	1,497,865	45,985	4.10	1,427,599	28,455	2.66
Other borrowings	216,826	7,445	4.59	201,512	5,026	3.33
Subordinated debentures	46,393	2,808	8.07	62,828	3,281	6.89

Total interest-bearing liabilities	1,761,084	56,238	4.27	1,691,939	36,762	2.90

Noninterest-bearing demand deposits	224,372			200,875
Other liabilities	19,470			16,516
Shareholders' equity	182,392			146,121

Total liabilities and shareholders' equity	$2,187,318			$2,055,451

Net interest income and spread		$68,799	3.71%		$63,377	3.91%

Net interest margin (1)			4.39%			4.31%

Average interest-earning assets
to average interest-bearing liabilities	118.96%			116.13%

(1) Net interest margin = annualized net interest income / average interest-earning assets

Back to Contents

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	As of and for the three months ending

	2006			2005

	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

OPERATIONS
Interest income:
Loans	$41,074	$39,047	$36,718	$34,554	$32,429	$31,105	$29,923
Investment securities	2,686	2,705	2,670	2,598	2,488	2,122	2,003
Other interest-earning assets	57	60	20	53	31	18	20

Total interest income	43,817	41,812	39,408	37,205	34,948	33,245	31,946
Interest expense:
Interest bearing demand deposits	79	78	63	45	57	89	76
Money market accounts	4,066	4,227	3,748	3,526	2,914	2,383	1,904
Savings accounts	19	6	5	5	6	5	5
Time deposits of $100,000 or more	8,106	7,478	6,182	5,673	5,235	4,937	4,132
Other time deposits	4,578	3,943	3,407	3,078	2,638	2,250	1,824

Total interest-bearing deposits	16,848	15,732	13,405	12,327	10,850	9,664	7,941
Other borrowings	2,281	2,275	2,889	2,317	1,904	1,454	1,668
Subordinated debentures	992	944	872	832	801	1,235	1,245

Total interest expense	20,121	18,951	17,166	15,476	13,555	12,353	10,854

Net interest income	23,696	22,861	22,242	21,729	21,393	20,892	21,092
Provision for loan losses	3,006	3,316	2,676	4,348	4,142	2,986	4,309
Other income:
Service charges and fees	2,872	3,009	2,774	2,788	2,894	2,768	2,495
Gain on sales of loans	616	1,040	905	1,813	1,333	916	853
Gain (loss) on investment securities	60	(71)	(263)	0	0	0	0
Other noninterest income	411	527	552	316	364	494	372

Total other income	3,959	4,505	3,968	4,917	4,591	4,178	3,720
Other expense:
Salaries and employee benefits	7,477	7,788	7,240	6,561	6,173	6,339	6,212
Occupancy	2,520	2,430	2,567	2,522	2,704	2,338	2,346
FDIC and other insurance	128	124	127	126	124	119	117
Other real estate, net	122	26	108	201	230	376	164
General and administrative	3,663	3,484	3,148	3,810	3,494	4,612	3,305

Total other expenses	13,910	13,852	13,190	13,220	12,725	13,784	12,144

Income before taxes	10,739	10,198	10,344	9,078	9,117	8,300	8,359
Taxes on income	4,100	3,572	4,065	4,486	3,310	3,071	2,973

Net income	$6,639	$6,626	$6,279	$4,592	$5,807	$5,229	$5,386

PER SHARE DATA
Basic earnings per common share	$0.47	$0.46	$0.45	$0.33	$0.41	$0.42	$0.44
Diluted earnings per common share	0.46	0.45	0.44	0.31	0.41	0.40	0.43
Cash dividends declared per share	0.0825	0.0825	0.0825	0.0750	0.0750	0.0750	0.0750
Book value per share	13.44	12.89	12.52	12.16	11.92	11.68	10.64
Tangible book value per share	13.37	12.88	12.51	12.14	11.91	11.67	10.62
Weighted average shares outstanding:
Basic earnings per common share	14,206,947	14,151,442	14,075,998	14,001,209	13,944,877	12,533,323	12,154,300
Diluted	14,533,573	14,470,954	14,406,911	14,387,171	14,359,808	12,893,800	12,579,941
OTHER FINANCIAL DATA
Investment securities	$269,818	$269,736	$271,858	$268,093	$268,212	$258,749	$215,494
Loans held for sale	257,689	318,477	383,164	383,447	381,597	391,074	400,179
Portfolio loans	1,541,738	1,457,705	1,391,817	1,352,433	1,319,222	1,306,206	1,273,599
Total loans	1,799,427	1,776,182	1,774,981	1,735,880	1,700,819	1,697,280	1,673,778
Total assets	2,157,738	2,188,102	2,145,839	2,099,639	2,107,254	2,039,646	1,994,569
Total deposits	1,740,564	1,764,774	1,699,212	1,657,820	1,684,905	1,666,478	1,628,934
Other borrowings	157,740	170,904	203,616	204,508	190,571	145,932	147,908
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	72,180
Total shareholders' equity	191,231	182,700	176,945	170,444	166,467	162,888	129,734
Mortgage servicing portfolio	131,688	134,414	132,825	133,470	133,035	130,699	126,202
Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	As of and for the three months ending

	2006			2005

	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

PERFORMANCE RATIOS
Return on average assets	1.20%	1.21%	1.17%	0.85%	1.10%	1.02%	1.08%
Return on average equity	13.94	14.59	14.48	10.64	13.81	14.92	16.73
Net interest margin	4.47	4.36	4.34	4.22	4.24	4.28	4.42
Dividends declared to net income	17.68	17.63	18.54	22.90	18.04	19.54	16.97
Effective tax rate	38.00	35.00	39.00	49.00	36.00	37.00	36.00
Efficiency ratio	50.30	50.62	50.32	49.61	48.97	54.98	48.94
ASSET QUALITY RATIOS
Nonperforming assets to total loans and
other real estate owned	1.83%	1.61%	1.82%	1.76%	2.20%	1.24%	1.53%
Nonperforming loans to total loans	1.72	1.49	1.43	1.36	1.64	0.67	0.83
Net loan charge-offs to average total loans	0.28	0.38	0.39	0.55	0.70	0.42	0.86
Allowance for loan losses to total loans	1.56	1.48	1.39	1.37	1.29	1.23	1.17
Allowance for loan losses to
nonperforming loans	90.52	99.67	97.80	100.96	78.42	183.10	141.91
CAPITAL RATIOS
Average total shareholders' equity to
average assets	8.62%	8.31%	8.08%	8.02%	7.97%	6.85%	6.47%
Leverage ratio	10.84	10.58	10.37	10.24	10.24	10.20	8.75
Tier 1 capital to risk-weighted assets	12.53	12.54	12.62	12.95	12.80	12.67	11.03
Total capital to risk-weighted assets	13.80	13.80	13.87	14.21	14.06	13.92	13.89
SEGMENT LOANS
Oklahoma banking	$889,453	$844,047	$846,045	$836,850	$855,858	$889,322	$877,435
Texas and Kansas banking	652,285	613,658	545,825	518,708	463,837	425,767	399,343

Subtotal	1,541,738	1,457,705	1,391,870	1,355,558	1,319,695	1,315,089	1,276,778
Secondary market	257,689	318,477	383,164	380,346	380,970	382,191	396,820
Other operations	0	0	(53)	(24)	154	0	180

Total loans	$1,799,427	$1,776,182	$1,774,981	$1,735,880	$1,700,819	$1,697,280	$1,673,778

SEGMENT NET INCOME
Oklahoma banking	$3,086	$2,706	$2,865	$2,339	$2,365	$2,511	$1,604
Texas and Kansas banking	987	1,146	1,387	537	716	610	530

Subtotal	4,073	3,852	4,252	2,876	3,081	3,121	2,134
Secondary market	1,304	1,673	1,630	1,377	2,063	2,572	3,416
Other operations	1,262	1,101	397	339	663	(464)	(164)

Total net income	$6,639	$6,626	$6,279	$4,592	$5,807	$5,229	$5,386

OFFICES AND EMPLOYEES
FTE Employees	430	409	390	381	371	365	367
ATM's	302	296	297	291	292	291	292
Branches	15	13	13	13	13	13	13
Loan production offices	3	3	2	3	3	3	3
Assets per employee	$5,018	$5,350	$5,502	$5,511	$5,680	$5,588	$5,435

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	As of and for the three months ending

	2006			2005

	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

LOAN COMPOSITION
Real estate mortgage:
Commercial	$615,495	$579,966	$573,842	$563,074	$543,937	$525,638	$527,137
One-to-four family residential	94,966	97,513	91,007	93,478	93,860	96,211	91,738
Real estate construction	383,751	366,247	302,698	299,344	277,722	274,822	244,491
Commercial	421,173	389,525	401,820	374,101	381,584	392,892	394,772
Installment and consumer:
Guaranteed student loans	252,664	312,888	378,372	377,110	375,178	383,585	390,492
Other	31,378	30,043	27,242	28,773	28,538	24,132	25,148

Total loans, including held for sale	1,799,427	1,776,182	1,774,981	1,735,880	1,700,819	1,697,280	1,673,778
Less allowance for loan losses	(28,064)	(26,341)	(24,760)	(23,812)	(21,920)	(20,841)	(19,660)

Total loans, net	$1,771,363	$1,749,841	$1,750,221	$1,712,068	$1,678,899	$1,676,439	$1,654,118

By statement of condition category:
Loans held for sale:
Student loans	$252,664	$312,888	$378,372	$377,110	$375,178	$383,585	$390,492
One-to-four family residential	2,506	2,583	1,718	3,236	3,521	4,784	3,782
Other	2,519	3,006	3,074	3,101	2,898	2,705	5,905

Total loans held for sale	257,689	318,477	383,164	383,447	381,597	391,074	400,179
Portfolio loans	1,541,738	1,457,705	1,391,817	1,352,433	1,319,222	1,306,206	1,273,599

Total loans before allowance	$1,799,427	$1,776,182	$1,774,981	$1,735,880	$1,700,819	$1,697,280	$1,673,778

DEPOSIT COMPOSITION
Non-interest bearing demand	$245,335	$235,649	$229,979	$224,555	$229,462	$221,067	$198,821
Interest-bearing demand	58,037	62,114	58,188	49,235	49,927	56,925	65,045
Money market accounts	358,812	383,772	389,688	402,709	410,789	385,516	365,835
Savings accounts	10,931	8,895	9,233	8,765	8,789	8,304	8,602
Time deposits of $100,000 or more	646,849	678,660	637,574	608,989	640,503	665,697	681,927
Other time deposits	420,600	395,684	374,550	363,567	345,435	328,969	308,704

Total deposits	$1,740,564	$1,764,774	$1,699,212	$1,657,820	$1,684,905	$1,666,478	$1,628,934

NONPERFORMING ASSETS
Nonaccrual loans	$23,913	$23,135	$23,555	$22,099	$23,141	$9,955	$12,737
90 days past due and accruing	7,090	3,293	1,763	1,486	4,812	1,427	1,117

Total nonperforming loans	31,003	26,428	25,318	23,585	27,953	11,382	13,854
Other real estate loans	1,878	2,143	7,124	7,130	9,610	9,761	11,902

Total nonperforming assets	$32,881	$28,571	$32,442	$30,715	$37,563	$21,143	$25,756

ALLOWANCE ACTIVITY
Balance, beginning of period	$26,341	$24,760	$23,812	$21,920	$20,841	$19,660	$18,991
Charge offs	1,630	1,844	1,808	2,665	3,277	2,220	3,858
Recoveries	347	109	80	209	214	415	218

Net charge offs	1,283	1,735	1,728	2,456	3,063	1,805	3,640
Provision for loan losses	3,006	3,316	2,676	4,348	4,142	2,986	4,309

Balance, end of period	$28,064	$26,341	$24,760	$23,812	$21,920	$20,841	$19,660

REGULATORY CAPITAL DATA
Tier I capital	$237,421	$231,721	$225,595	$218,587	$214,089	$209,085	$176,397
Total capital	261,521	254,894	248,014	239,759	235,037	229,745	222,289
Total risk adjusted assets	1,894,750	1,847,635	1,788,001	1,687,519	1,672,180	1,650,154	1,599,780
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	12,243,042
Less treasury shares	(433,308)	(484,774)	(524,867)	(636,125)	(693,364)	(715,056)	(49,915)

Outstanding shares	14,224,734	14,173,268	14,133,175	14,021,917	13,964,678	13,942,986	12,193,127

INTANGIBLE ASSET DATA
Goodwill	$1,098	$194	$194	$194	$194	$194	$194
Core deposit intangible	1,659	—	—	—	—	—	—
Mortgage servicing rights	1,385	1,351	1,343	1,353	1,311	1,271	1,217
Nonmortgage servicing rights	25	48	53	54	63	67	72

Total intangible assets	$4,167	$1,593	$1,590	$1,601	$1,568	$1,532	$1,483

Intangible amortization expense	$331	$188	$93	$379	$284	$193	$86

Balance sheet amounts are as of period end unless otherwise noted.